Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: NOBLE CORPORATION PLC (n/k/a Noble Holding Corporation plc), et al., Debtors.[1]	: : : : : : :	Chapter 11 Case No. 20-33826 (DRJ) (Jointly Administered)
:

ORDER CONFIRMING THE MODIFIED SECOND AMENDED

JOINT PLAN OF REORGANIZATION OF NOBLE CORPORATION PLC

(N/K/A NOBLE HOLDING CORPORATION PLC) AND ITS DEBTOR AFFILIATES

WHEREAS Noble Corporation plc (n/k/a Noble Holding Corporation plc) (“Noble”) and certain of its affiliates, the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”), have, among other things2:

(a)

entered into that certain Restructuring Support Agreement, dated as of July 31, 2020 (as amended, the “RSA”), which sets forth the terms of a consensual financial restructuring of the Debtors and an equity and debt investment pursuant to the Rights Offering;

(b)

commenced, on July 31, 2020 (the “Petition Date”), these chapter 11 cases (these “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) for relief under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”);

(c)	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

[1]

Due to the large number of Debtors in these jointly administered chapter 11 cases, a complete list of the Debtors and the last four digits of their tax identification, registration, or like numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/noble. The location of Debtor Noble Holding Corporation plc’s principal place of business in the United States and the Debtors’ service address in these chapter 11 cases is 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478.

[2]

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Modified Second Amended Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc) and Its Debtor Affiliates, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof and this Confirmation Order, and including all exhibits and supplements thereto, the “Plan”). The rules of interpretation set forth in Article I.C of the Plan apply to the Confirmation Order.

(d)

filed, on September 4, 2020, (i) the Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates [Docket No. 259] and (ii) the Disclosure Statement with Respect to the Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates [Docket No. 260];

(e)

filed, on September 4, 2020, the Debtors’ Motion for Entry of an Order Approving (I) Adequacy of the Disclosure Statement, (II) The Hearing Date to Consider Confirmation of the Plan and Procedures for Filing Objections to the Plan, (III) Deadlines Related to Solicitation and Confirmation, (IV) Solicitation Procedures for Confirmation of the Plan and the Form of Various Ballots and Notices in Connection Therewith, and (V) Voting and General Tabulation Procedures [Docket No. 261];

(f)

filed, on September 4, 2020, the Debtors’ Motion for an Order (I) Approving the Rights Offering Procedures and (II) Authorizing the Debtors to Enter into the Backstop Commitment Agreement [Docket No. 263];

(g)	filed, on September 4, 2020, the Notice of Disclosure Statement Hearing [Docket No. 262];

(h)

filed, on October 8, 2020, (i) the Amended Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates [Docket No. 519] and (ii) the Disclosure Statement with Respect to the Amended Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates [Docket No. 520];

(i)

filed, on October 8, 2020, (i) the Second Amended Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates [Docket No. 529] and (ii) the Disclosure Statement with Respect to the Second Amended Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates [Docket No. 530];

(j)	entered, on October 12, 2020, into that certain backstop commitment agreement with the backstop parties thereto (as may be amended from time to time, the “Backstop Commitment Agreement”);

(k)	filed, on October 13, 2020, the solicitation versions of the (i) Plan [Docket No. 554], and (ii) disclosure statement with respect thereto (the “Disclosure Statement”) [Docket No. 555];

(l)

caused to be posted on the case website the Notice of (I) Approval of Adequacy of Disclosure Statement, (II) Solicitation and Notice Procedures, (III) Objection and Voting Deadlines, and (IV) Confirmation Hearing (the “Confirmation Hearing Notice”);

(m)

published, on October 22, 2020, the Confirmation Hearing Notice in the Financial Times and New York Times (National Edition), as evidenced by the affidavits of publication (collectively, the “Publication Affidavits”) [Docket Nos. 621 and 622, respectively];

(n)

caused solicitation packages to be distributed to holders of Claims and Interests entitled to vote on the Plan by October 16, 2020, as evidenced by the affidavit of service of Jane Sullivan filed on November 11, 2020 (the “Solicitation Affidavit”) [Docket No. 668];

(o)

caused to be distributed to all Holders or potential Holders of Claims and Interests in non-voting classes (i) the Confirmation Hearing Notice, (ii) applicable Non-Voting Status Notices [Docket No. 543, Exhibits D-1 through D-4], which informed recipients of their status as Holders or potential Holders of Claims or Interests in non-voting classes and provided the full text of the release, exculpation, and injunction provisions set forth in the Plan, (iii) a form by which such Holders could elect to opt out of the Third Party Release by checking a prominently featured and clearly labeled box, and (iv) a postage prepaid, return-addressed envelope in which holders could return their opt out elections to the Claims and Solicitation Agent;

(p)	caused the Confirmation Hearing Notice and Disputed Claims Notice [Docket No. 543, Exhibit E] to be distributed to all holders of Disputed Claims;

(q)

filed, on November 6, 2020, a plan supplement, which included the (a) terms and conditions of the Warrants, (b) the Administrative Claim Request Form, (c) the form of Exit Second Lien Notes Indenture, (d) the terms and conditions of the Exit Revolving Credit Facility, (e) the form of Reorganized Parent Organizational Documents, (f) a list of rejected employment agreements, (g) the new employment arrangements, (h) the retained Causes of Action, (i) a list of rejected contracts and Unexpired Leases [Docket No. 665] (the “First Plan Supplement”);

(r)	filed, on November 18, 2020, a voting report of Jane Sullivan of Epiq Corporate Restructuring, LLC [Docket No. 689] (the “Voting Report”);

(s)	filed, on November 18, 2020, a memorandum of law (the “Confirmation Brief”) in support of confirmation of the Plan [Docket No. 687] (the “Confirmation”);

(t)	filed, on November 18, 2020, a declaration from Richard Barker in support of Confirmation [Docket No. 687] (the “Barker Declaration”);

(u)	Filed, on November 18, 2020, a declaration from Jeffrey W. Kopa in support of Confirmation [Docket No. 688] (the “Kopa Declaration”);

(v)

filed, on November 18, 2020, a declaration from Zac Marsalis in support of Confirmation [Docket No. 690] (together with the Barker Declaration and the Kopa Declaration, the “Confirmation Declarations”);

(w)	filed, on November 18, 2020, the Modified Second Amended Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc) and Its Debtor Affiliates [Docket No. 691];

(x)	filed, on November 18, 2020, a proposed order confirming the Plan [Docket No. 695];

(y)

filed, on November 19, 2020, a plan supplement which, in part, amended the First Plan Supplement, and included (a) revised terms and conditions of the Warrants, (b) the revised form of Exit Second Lien Notes Indenture, (c) revised form of Reorganized Parent Organizational Documents, (d) the New Board of Reorganized

Parent, (e) revised form of new employment arrangements, and (f) a revised list of rejected contracts and Unexpired Leases [Docket No. 708] (together with the First Plan Supplement, and as it and the First Plan Supplement may be further amended, supplemented, or otherwise modified from time to time, the “Plan Supplement”); and

(z)	filed, on November 19, 2020, a revised form of the proposed order confirming the Plan (as entered by this Court, the “Confirmation Order”);

This	Court having:

(aa)	entered, on October 9, 2020, the Order (I) Approving the Rights Offering Procedures and (II) Authorizing the Debtors to Enter into the Backstop Commitment Agreement [Docket No. 542];

(bb)

entered, on October 9, 2020, the Order Approving (I) Adequacy of the Disclosure Statement, (II) Hearing Date to Consider Confirmation of the Plan and Procedures for Filing Objections to the Plan, (III) Deadlines Related to Solicitation and Confirmation, (IV) Solicitation Procedures for Confirmation of the Plan and the Form of Various Ballots and Notices in Connection Therewith, and (v) Voting and General Tabulation Procedures [Docket No. 543] (including the exhibits thereto, the “Disclosure Statement Order”);

(cc)

reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Brief, the Confirmation Declarations, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation;

(dd)	set November 13, 2020, at 4:00 p.m. (prevailing Central Time) as the deadline for voting on the Plan and the deadline for filing objections to confirmation of the Plan;

(ee)	held the Confirmation Hearing on November 20, 2020;

(ff)	heard the statements and arguments made by counsel in respect of Confirmation;

(gg)	considered all testimony, documents, filings, and other evidence admitted at the Confirmation Hearing;

(hh)	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases; and

(ii)	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation has been due, adequate, and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing establish good and sufficient cause for the relief granted herein; the Court hereby makes and issues the following:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1. The findings and conclusions set forth herein and on the record at the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to rule 7052 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.	Jurisdiction and Venue.

2. The Court has jurisdiction over these Chapter 11 Cases and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(a)-(b) and 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and the Court has the power to enter a final order under the U.S. Constitution determining that the Plan and the Plan Transaction Documents comply with the applicable provisions of the Bankruptcy Code and applicable law and should be confirmed and approved. Venue is proper before the Court pursuant to 28 U.S.C. § 1408.

C.	Eligibility for Relief.

3. The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of the Chapter 11 Cases.

4. On their respective Petition Date, the Debtors commenced the Chapter 11 Cases. On the Petition Date, the Court entered the Order Granting Debtors’ Emergency Motion for Entry of an Order (I) Directing Joint Administration of the Chapter 11 Cases and (II) Granting Related Relief [Docket No. 12] in accordance with Bankruptcy Rule 1015(b). On September 24, 2020, the Court entered the Order Granting Debtor’s Emergency Motion for Entry of an Order (I) Directing Joint Administration of the Chapter 11 Cases and (II) Granting Related Relief [Docket No. 454] in accordance with Bankruptcy Rule 1015(b), authorizing the consolidation and joint administration of the Additional Debtors’ chapter 11 cases with the Chapter 11 Cases. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On October 19, 2020, the Court entered the Order Authorizing Change of Corporate Names and Change of Case Caption [Docket No. 592], authorizing Noble to change its name in preparation for the Effective Date. On November 17, 2020, the Court entered the Order Authorizing Change Of Corporate Names And Change Of Case Caption [Docket No. 685], updating the case caption for the Chapter 11 Cases.

E.	No Appointment of a Trustee or Committee.

5. No request for appointment of a trustee has been made in these Chapter 11 Cases and no trustee has been appointed in these Chapter 11 Cases. No statutory committee of unsecured creditors has been appointed in these Chapter 11 Cases.

F.	Plan Supplement.

6. The Plan Supplement (including as subsequently modified, supplemented, or otherwise amended pursuant to a filing with the Court), complies with the terms of the Plan, and the Debtors provided good and proper notice of its filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Local Rules”), the Disclosure Statement Order, and the facts and circumstances of these Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement.

G.	Modifications to the Plan.

7. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with the Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and solicitation materials served pursuant to the Disclosure Statement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

8. Accordingly, the Plan is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply to the Plan.

H.	Objections Overruled.

9. Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

I.	Disclosure Statement Order.

10. On October 9, 2020, the Court entered the Disclosure Statement Order, which, among other things, fixed November 13, 2020, at 4:00 p.m. (prevailing Central Time), as the deadline for voting to accept or reject the Plan (the “Voting Deadline”), as well as the deadline for objecting to the Plan (the “Objection Deadline”).

J.	Transmittal and Mailing of Materials; Notice.

11. As evidenced by the Solicitation Affidavit, the Publication Affidavits, and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Disclosure Statement Order, the solicitation materials, the Confirmation Hearing Notice, the Plan Supplement, and all of the other materials distributed by the Debtors in connection with Confirmation in compliance with the Bankruptcy Code, Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Local Rules, and the procedures set forth in the Disclosure Statement Order. The Debtors provided due, adequate, and sufficient notice of the Voting Deadline and the Objection Deadline, the Confirmation Hearing (as it may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required.

K.	Solicitation.

12. The Debtors solicited votes for acceptance or rejection of the Plan in good faith, and such solicitation complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, the Local Rules, and all other applicable rules, laws, and regulations.

L.	Voting Report.

13. The Voting Report was admitted into evidence during the Confirmation Hearing without objection. The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations.

14. As set forth in the Plan and the Disclosure Statement, Holders of Claims or Interests in Classes 3A, 3D, 3E, 5A – 5F, 6A – 6F, 7A – 7D, and 7F (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the solicitation procedures. Holders of Claims in Classes 1A – 1F, 2A – 2F, and 4A – 4F are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims in Classes 8A – 8F, and 10A – 10E are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan.

15. As evidenced by the Voting Report, all Voting Classes voted to accept the Plan other than Class 7D with respect to Debtors Bully 1 (Switzerland) GmbH, Noble Drilling (U.S.) LLC, and Noble Drilling Exploration Company (collectively, the “Designated Debtors”). The sole voting creditor in such Classes is Joseph Stutes, the Holder of a contingent, unliquidated, and disputed Claim (such Claim, the “Stutes Claim”), which is subject to full indemnification by Shell Exploration and Production Company (such indemnity, the “Shell Indemnity”). As a result, the Stutes Claim will be paid in full upon its final allowance and is effectively Unimpaired. Therefore, Class 7D at the Designated Debtors has no voting creditors, and is deemed to accept the Plan.

M.	Bankruptcy Rule 3016.

16. The Plan and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined by such injunction and identify the Entities that will be subject to such injunction, thereby satisfying Bankruptcy Rule 3016(c).

N.	Burden of Proof.

17. The Debtors, as proponents of the Plan, have met their burden of proving the Plan’s compliance with the various elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Each witness who testified on behalf of the Debtors in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his testimony.

O.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

18. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code.

P.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

19. The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification.

20. As required by section 1123(a)(1), in addition to Administrative Claims, Professional Claims, and Priority Tax Claims, which need not be classified, Article III of the Plan designates eleven (11) Classes of Claims and Interests, with each Claim and Interest assigned to one of six (6) Debtor Groups. As required by section 1122(a) of the Bankruptcy Code, the Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as applicable, in such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan. The Plan classification reflects no improper purpose and does not unfairly discriminate between, or among, holders of Claims or Interests. Thus, the Plan satisfies the requirements of sections 1122 and 1123(a)(1) of the Bankruptcy Code.

21. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests, as applicable, substantially similar to the other Claims and Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.	Section 1123(a)(2)—Specification of Unimpaired Classes.

22. Article III of the Plan specifies that Classes 1A – 1F, 2A – 2F, and 4A – 4F, in addition to certain Claims and Interests in Classes 8A – 8F and 10A – 10F are Unimpaired under the Plan, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.

iii.	Section 1123(a)(3)—Specification of Treatment of Voting Classes.

23. Article III of the Plan specifies the treatment of each Impaired Class under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.	Section 1123(a)(4)—Treatment of Claims in Each Class.

24. Article III of the Plan provides for the same treatment of each Claim or Interest in each respective Class except to the extent that a holder of a particular Claim or Interest has agreed to accept less favorable treatment. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

v.	Section 1123(a)(5)—Adequate Means for Plan Implementation.

25. Article VII of the Plan provides for adequate and proper means for the Plan’s execution and implementation, thereby satisfying the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.	Section 1123(a)(6)—Non-Voting Equity Securities.

26. The corporate governance documents of each of the Reorganized Debtors include a provision prohibiting the issuance of non-voting equity securities and provide for an appropriate distribution of voting power among the holders of shares of Reorganized Parent Stock. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

vii.	Section 1123(a)(7)—Selection of Directors and Officers.

27. Article 7.13 of the Plan sets forth the manner of election of the directors and officers of the Reorganized Debtors. The appointment, employment, or manner of selection of such individuals and the proposed compensation and indemnification arrangements for officers and directors are consistent with the interests of Holders of Claims and Interests and with public policy. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(7) of the Bankruptcy Code.

Q.	Section 1123(b)—Discretionary Contents of the Plan.

28. The Plan contains various provisions that may be construed as discretionary but not necessary for Confirmation under the Bankruptcy Code. Each such discretionary provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan complies with section 1123(b).

i.	Impairment/Unimpairment of Any Class of Claims or Interests.

29. Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

30. Article VIII of the Plan provides for the assumption of the Executory Contracts and Unexpired Leases as of the Effective Date, unless any Executory Contract or Unexpired Lease: (i) is listed on the Schedule of Rejected Executory Contracts or Unexpired Leases; (ii) has been previously assumed or rejected by the Debtors by Final Order or has been rejected by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume or reject pending as of the Effective Date; (iv) has expired or terminated pursuant to its own terms prior to the Effective Date; or (v) is rejected pursuant to the terms of the Plan.

iii.	Compromise and Settlement.

31. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good- faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. Such compromise and settlement is the product of extensive arm’s-length, good faith negotiations that, in addition to the Plan, resulted in the execution of the RSA and the Backstop Commitment Agreement, which documents represent a fair and reasonable compromise of all Claims, Interests, and controversies and entry into which represented a sound exercise of the Debtors’ business judgment and the Debtors’ assumption of such agreements is approved. Such compromise and settlement is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates.

32. The releases of the Debtors’ directors and officers are an integral component of the settlements and compromises embodied in the Plan. The Debtors’ directors and officers: (a) made substantial and valuable contributions to the Debtors’ restructuring and the Estates, including extensive pre- and post-Petition Date negotiations with stakeholders, and ensured the uninterrupted operation of the Debtors’ businesses during the Chapter 11 Cases; (b) invested significant time and effort to make the restructuring a success and preserve the value of the Debtors’ estates in a challenging operating environment; (c) attended and, in certain instances, testified at Court hearings; (d) attended numerous board meetings related to the restructuring and directed the restructuring negotiations that led to the RSA, the Backstop Commitment Agreement, and the Plan; (e) are entitled to indemnification from the Debtors under applicable law, organizational documents, and agreements; (f) invested significant time and effort in the preparation of the Plan, Disclosure Statement, all support analyses, and the numerous other pleadings filed in the Chapter 11 Cases, thereby ensuring the smooth administration of the Chapter 11 Cases; and (g) are entitled to all other benefits under any employment contracts with the Debtors. It would be a distraction to the Debtors’ business and restructuring and would decrease rather than increase the value of the Estates if the Debtors were to pursue litigation against their directors and officers. The releases of the Debtors’ directors and officers contained in the Plan have the consent of the Debtors and the Releasing Parties and are in the best interests of the Estates.

33. Similarly, the releases of the Consenting Creditors (as defined in the RSA) are both an integral component of the settlements and compromises embodied in the Plan and are given for valuable consideration. Among other things, the Consenting Creditors have agreed to equitize a significant portion of their Claims to significantly deleverage the Debtors’ prepetition capital structure and backstop the Rights Offering to provide additional liquidity to the Debtors. Moreover, the releases in favor of the Consenting Creditors were a necessary element of consideration that the Consenting Creditors required as a condition to entering into the RSA and agreeing to support the Plan. It would be a distraction to the Debtors’ business and restructuring and would decrease rather than increase the value of the Debtors’ Estates if the Debtors were to pursue litigation against the Consenting Creditors. The Debtors are not aware of any legally cognizable claims against the Consenting Creditors. The releases of the Consenting Creditors contained in the Plan have the consent of the Debtors and the other Releasing Parties and are in the best interests of the Debtors’ Estates.

iv.	Debtor Release.

34. The releases of Claims and Causes of Action by the Debtors described in Article 11.3 of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtor Release is fair and equitable.

35. The Debtor Release is an integral part of the Plan and is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under the Plan. The probability of success in litigation with respect to the released claims and Causes of Action, when weighed against the costs, supports the Debtor Release. The Plan, including the Debtor Release, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and advisors, including the Consenting Creditors. The Debtor Release is therefore the result of a hard fought and arm’s-length negotiation process conducted in good faith.

36. The Debtor Release appropriately offers protection to parties that contributed to the Debtors’ restructuring process. Each of the Released Parties made significant concessions in and contributions to these Chapter 11 Cases. The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings, hearings, and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization. The Debtor Release of the Consenting Creditors party to the RSA (which has broad support of parties across the Debtors’ capital structure) is appropriate because the Consenting Creditors have agreed to equitize a significant portion of their Claims and backstop the Rights Offering in order to significantly deleverage the Debtors’ prepetition capital structure and provide additional liquidity.

37. The scope of the Debtor Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical importance of the Debtor Release to the Plan.

v.	Release by Holders of Claims and Interests.

38. The release by the Releasing Parties (the “Third Party Release”), set forth in Article 11.4 of the Plan, which constitutes a bar to any of the Releasing Parties asserting any Claim or Cause of Action released thereby against any of the Released Parties, is an essential provision of the Plan. The Third Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims and Causes of Action released thereby; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders; (d) critical to the overall success of the Plan; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; and (g) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

39. The Third Party Release is an integral part of the Plan. Like the Debtor Release, the Third Party Release facilitated participation of critical parties in interest in both the Plan process and the chapter 11 process generally. The Third Party Release was critical to incentivizing parties in interest to support the Plan by providing critical concessions and funding, and to preventing costly and time-consuming litigation regarding various parties’ respective rights and interests. The Third Party Release was a core negotiation point in connection with the RSA and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. The Third Party Release is designed to provide finality for the Debtors, the Reorganized Debtors, and the Released Parties. As such, the Third Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring.

40. The Third Party Release is consensual. The Plan and the Disclosure Statement provide appropriate and specific disclosure with respect to the Entities, Claims, and Causes of Action that are subject to the Third Party Release, and no additional disclosure is necessary. As evidenced by the Solicitation Affidavit and Publication AffidavitS, the Debtors provided actual notice to all known parties in interest, including all known Holders of Claims and Interests, as well as published notice in national and local publications for the benefit of unknown parties in interest, and no further or other notice is necessary. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the ballots, and the applicable notices. All Releasing Parties were properly informed that unless they checked the “Opt Out” box on the applicable ballot or opt out form and return the same in advance of the Voting Deadline, they would be deemed to have expressly consented to the release of all Claims and Causes of Action against the Released Parties.

41. The scope of the Third Party Release is appropriately tailored to the facts and circumstances of these Chapter 11 Cases, as it explicitly does not provide a release for (i) post Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, any Plan Transaction Document, or any other document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit Revolving Credit Facility Documents, the Exit Second Lien Notes, the Warrants, or any Claim or obligation arising under the Plan, (ii) the rights of any Holder of Allowed Claims to receive distributions under the Plan, and (iii) any claims arising from any act or omission that is finally determined by a court of competent jurisdiction to be intentional fraud, gross negligence, or willful misconduct.

42. In light of, among other things, the consensual nature of the Third Party Release, the critical role of the Third Party Release to the Plan, and the significant value provided by the Released Parties to the Debtors’ Estates, the Third Party Release is appropriate.

vi.	Exculpation.

43. The exculpation provisions set forth in Article 11.5 of the Plan are essential to the Plan. The record in these Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article 11.5 of the Plan, which are appropriately tailored to protect the Released Parties from inappropriate litigation and to exclude actions determined by Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

vii.	Injunction.

44. The injunction provisions set forth in Article 11.6 of the Plan are essential to the Plan and are necessary to preserve and enforce the discharge, the Debtor Release, the Third Party Release, and the exculpation provisions set forth in Articles 11.2, 11.3, 11.4, and 11.5 of the Plan. The injunction provisions are appropriately tailored to achieve those purposes.

viii.	Discharge.

45. The discharge provisions set forth in Article 11.2 of the Plan are essential to the Plan and are necessary to preserve and enforce the discharges provided under the Plan, as well as the Debtor Release, the Third Party Release, and the exculpation provisions set forth in Articles 11.2, 11.3, 11.4, and 11.5 of the Plan. The discharge provisions are appropriately tailored to achieve those purposes.

ix.	Preservation of Claims and Causes of Action.

46. Article 7.17 of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b) of the Bankruptcy Code. Causes of Action not released by the Debtors or exculpated under the Plan will be retained by the Reorganized Debtors as provided by the Plan. The Plan is sufficiently specific with respect to the

Causes of Action to be retained by the Debtors, and the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Debtors may retain, and all parties in interest received adequate notice with respect to such retained Causes of Action. The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims or Interests. For the avoidance of any doubt, the claims and Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors.

R.	Section 1123(d)—Cure of Defaults.

47. The Plan provides that the Debtors will cure, or provide adequate assurance that they will promptly cure, all monetary defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. Article 8.3 of the Plan provides for the payment of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed under the Plan. Any monetary defaults under each assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to sections 365(b)(1) and 1123(d) of the Bankruptcy Code, by payment of the Cure Claim in Cash on the Effective Date, or as soon as reasonably practicable thereafter, subject to the limitations described in Article 8.3 of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any disputed Cure Claims will be determined in accordance with the procedures set forth in Article 8.3 of the Plan, and applicable bankruptcy and nonbankruptcy law. The Debtors provided sufficient notice to the counterparties to the Executory Contracts and Unexpired Leases to be assumed under the Plan. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

S.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code.

48. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019.

49. The Debtors and their agents solicited votes to accept or reject the Plan after the Court approved the adequacy of the Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order.

50. The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article 11.5 of the Plan.

51. So long as the offering, issuance, and distribution of recoveries under the Plan are made pursuant to, and in compliance with, the Plan, the Debtors, the Debtors’ directors and officers, and the Debtors’ agents will have participated in such offering, issuance, and distribution of recoveries in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, therefore, are not, and on account of such offering, issuance, and distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made thereunder.

T.	Section 1129(a)(3)—Proposal of Plan in Good Faith.

52. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan “in good faith and not by any means forbidden by law.”3 In determining that the Debtors have proposed the Plan in good faith, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, the hearing on the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases.

53. The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors and officers, and the Consenting Creditors. Consistent with the overriding purpose of chapter 11, the Debtors filed these Chapter 11 Cases, and proposed the Plan, with the legitimate purpose of maximizing stakeholder value. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, the Disclosure Statement hearing, the record of the Confirmation Hearing, and all the other proceedings held in these Chapter 11 Cases and before the Court. The Debtors or the Reorganized Debtors, as appropriate, and their respective officers, directors, and advisors have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan, the Restructuring Transactions, and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Further, the Plan’s classification, indemnification, exculpation, release, settlement, and injunctive provisions, including Articles 11.2-11.6 of the Plan, have been negotiated in good faith and at arm’s length, consistent with sections 105, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code and Bankruptcy Rule 9019. The Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

[3]	11 U.S.C. § 1129(a)(3).

U.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

54. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or costs and expenses in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4).

V.	Section 1129(a)(5)—Disclosure of Directors and Officers and Consistency with the Interests of Creditors and Public Policy.

55. The identities of the Reorganized Debtors’ initial directors and officers have been disclosed at or prior to the Confirmation Hearing. The proposed officers and directors for the Reorganized Debtors are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of the Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies the requirements of section 1129(a)(5).

W.	Section 1129(a)(6)—Rate Changes.

56. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and therefore will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

X.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

57. The liquidation analysis attached as Exhibit B to the Disclosure Statement, as well as the other evidence that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of these Chapter 11 Cases, establish that each Holder of an Allowed Claim or Interest in each Impaired Class has either accepted the Plan or will recover as much or more value under the Plan on account of such Claim or Interest than the amount such Holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

Y.	Section 1129(a)(8)— Acceptance of the Plan by Impaired Classes.

58. Classes 7E, 9A – 9F, and 11F are deemed to reject the Plan. However, there are no Claims in Classes 7E (except for at Debtor Noble Corporation), and 9A – 9E, and such Classes are therefore deleted pursuant to Article 6.3 of the Plan. Accordingly, the requirements of section 1129(a)(8) of the Bankruptcy Code are not satisfied with respect to Classes 7E at Noble Corporation, 9F, and 11F. Nevertheless, the Plan may still be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

Z.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

59. The treatment of Administrative Claims, Professional Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

AA.	Section 1129(a)(10)—Acceptance by at Least One Impaired Class.

60. Classes 3A, 3D, 3E, 5A – 5F, 6A – 6F, 7A – 7D, and 7F are Impaired and entitled to vote on the Plan. Each of these Impaired Classes voted to accept the Plan, without including any acceptance of the Plan by an “insider.”

BB.	Section 1129(a)(11)—Feasibility of the Plan.

61. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Debtors will have sufficient funds available to meet their obligations under the Plan—including sufficient amounts of Cash to reasonably ensure payment of Allowed Claims that will receive Cash distributions pursuant to the terms of the Plan and the funding of the Professional Escrow Account and other Cash payments required under the Plan; and (e) establishes that the Debtors or the Reorganized Debtors, as applicable, will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

CC.	Section 1129(a)(12)—Payment of Statutory Fees.

62. Article 14.2 of the Plan provides that all fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Court at the Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction of a quarter) until these Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

DD.	Section 1129(a)(13)—Retiree Benefits.

63. Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article 7.16 of the Plan, the Reorganized Debtors will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code), if any, on and after the Effective Date in accordance with applicable law. As a result, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

EE.	Sections 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations.

64. The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases.

FF.	Section 1129(b)—Confirmation of the Plan Over Nonacceptance of Impaired Classes: Plan Does Not Discriminate Unfairly and Is Fair and Equitable.

65. Classes 7E (at Debtor Noble Corporation), 9F, and 11F are deemed to reject the Plan. Pursuant to section 1129(b) of the Bankruptcy Code, as long as all of the requirements of section 1129(a) with respect to such Classes, other than section 1129(a)(8), have been met, the Plan may be confirmed notwithstanding that not all Impaired Classes have accepted the Plan as long as the Plan is “fair and equitable” with respect to such rejecting classes and does not “discriminate unfairly.”

66. With respect to Classes 7E (at Noble Corporation), 9F, and 11F, no Holders of Claims or Interests junior to the Claims or Interests as applicable, in such Classes will receive or retain any property under the Plan on account of such Claims or Interests. Additionally, no Class of Claims or Interests is receiving property under the Plan having a value more than the Allowed amount of such Claim or Interest.

67. Accordingly, the Plan satisfies the “fair and equitable” requirement of section 1129(b). Further, the Plan does not unfairly discriminate against the rejecting Classes because Holders of Claims with similar legal rights will not be receiving materially different treatment under the Plan. Specifically, classifications and recoveries under the Plan are based on the following factors: (a) Debtor entities and claims against such entity and assets at each entity and (b) legal rights of Holders of Claims, including rights under applicable credit and debt agreements, security interests against the applicable Debtor, and subordination agreements. Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by section 1129(b) of the Bankruptcy Code, and may be confirmed under Bankruptcy Code section 1129(b) notwithstanding the rejection or deemed rejection of the Plan by certain Impaired Classes.

GG.	Section 1129(c)—Only One Plan.

68. Other than the Plan (including previous versions thereof), no other plan has been filed in these Chapter 11 Cases. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are satisfied.

HH.	Section 1129(d)—Principal Purpose of the Plan.

69. No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

II.	Section 1129(e)—Not Small Business Cases.

70. These Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases.

JJ.	Satisfaction of Confirmation Requirements.

71. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

KK.	Implementation.

72. All documents and agreements necessary to implement transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, the Exit Revolving Credit Facility Documents, the Exit Second Lien Notes Documents, the Backstop Commitment Agreement, the Rights Offering Procedures, the Reorganized Parent Organizational Documents, the Management Incentive Plan, and all other relevant and necessary documents have been negotiated in good faith and at arm’s length, by and among the Debtors and each of the parties thereto, are in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements, including any securities issued thereunder, not in conflict with any federal, state, or local law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

LL.	Treatment of Executory Contracts and Unexpired Leases.

73. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases, upon the occurrence of the Effective Date, as well as the assumption of the Backstop Commitment Agreement, which shall be assumed as of the Confirmation Date. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, the Holders of Claims or Interests and other parties in interest in these Chapter 11 Cases.

MM.	Exit Revolving Credit Facility and Exit Revolving Credit Facility Documents.

74. The Exit Revolving Credit Facility and Exit Revolving Credit Facility Documents are an essential element of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. The execution, performance, incurrence of all obligations (including, without limitation, any fees and expenses due in connection with the Exit Revolving Credit Facility Documents) to be paid by the Reorganized Debtors, and the creation and perfection of the Liens in connection therewith and the priority thereof, are necessary and appropriate for confirmation of the Plan and the operations of the Reorganized Debtors. The Exit Revolving Credit Facility and the Exit Revolving Credit Facility Documents were negotiated and shall be deemed to be negotiated at arm’s-length and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Revolving Credit Facility and the Exit Revolving Credit Facility Documents and have provided sufficient and adequate notice of the material terms of the Exit Revolving Credit Facility to all parties in interest in these Chapter 11 Cases. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any of the Exit Revolving Credit Facility Documents and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

NN.	The Rights Offering Securities and the Exit Second Lien Notes Documents.

75. The Rights Offering Securities and the Exit Second Lien Notes Documents are an essential element of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. The execution, performance, incurrence of all fees to be paid by the Reorganized Debtors, and the creation and perfection of the Liens in connection therewith are necessary and appropriate for confirmation of the Plan and the operations of the Reorganized Debtors. The Rights Offering Securities and the Exit Second Lien Notes Documents were negotiated and shall be deemed to be negotiated at arm’s-length and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors. The Debtors have exercised reasonable business judgment in determining to execute the Rights Offering Securities and the Exit Second Lien Notes Documents and have provided sufficient and adequate notice of the material terms of the Exit Second Lien Notes to all parties in interest in these Chapter 11 Cases. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any of the Exit Second Lien Notes Documents and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

76. The Plan, together with the other Plan Transaction Documents, shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Transaction Documents are authorized and approved, and are incorporated by reference into, and are an integral part of, this Confirmation Order. The Debtors are authorized to implement and consummate the Plan and the Plan Transaction Documents, including taking all actions necessary, advisable, or appropriate to finalize the Plan Transaction Documents and to effectuate the Plan and the Restructuring Transactions, without any further authorization except as may be expressly required by the RSA, the Backstop Commitment Agreement, the Plan, or this Confirmation Order.

77. Any amendments or modifications to the Plan described or set forth in this Confirmation Order are hereby approved, without further order of this Court.

78. All Holders of Claims and Interests that voted to accept the Plan are conclusively presumed to have accepted the Plan as it may have been amended or modified by the foregoing.

79. The terms of the Plan, the Plan Transaction Documents, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including the Reorganized Debtors and all Holders of Claims and Interests.

80. The failure to include or refer to any particular article, section, or provision or the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

A.	Objections.

81. To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits.

B.	Findings of Fact and Conclusions of Law.

82. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

C.	Special Provisions for Governmental Units.

83. Nothing in this Order or the Plan discharges, releases, precludes, or enjoins: (i) any liability to any Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Effective Date: (iii) any police or regulatory liability to a Governmental Unit that any entity would be subject to following the Effective Date as the owner or operator of property; or (iv) any liability of a non-Debtor to a Governmental Unit. Nor shall anything in this

Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence; provided, however, that the foregoing does not (a) limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code, or (b) diminish the scope of any exculpation to which any party is entitled under section 1125(e) of the Bankruptcy Code. Notwithstanding any provision of the Plan, this Order, or any implementing or supplementing plan documents, the United States’ setoff rights under federal law to the extent recognized in section 553 of the Bankruptcy Code, and recoupment rights, shall be preserved and are unaffected. Nothing in this Order or the Plan shall modify the police or regulatory power of any tribunal of any jurisdiction it may have under applicable law to adjudicate any defense asserted under this paragraph. The rights and defenses of the Debtors, the Reorganized Debtors, and any non-Debtor Affiliates under non-bankruptcy law with respect to the foregoing are fully preserved.

D.	The Releases, Injunction, Exculpation, Discharge, and Related Provisions Under the Plan.

84. The releases, injunctions, exculpations, discharge, and related provisions set forth in Article XI of the Plan are essential to the Plan, and are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party.

85. Except as otherwise specifically provided in section 1141(d) of the Bankruptcy Code, the Plan or herein, and effective as of the Confirmation Date: (a) the distributions and rights that are provided in the Plan, if any, and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims, Interests and Causes of Action, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed under section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, right, or Interest accepted the Plan; (b) the Plan shall bind all Holders of Claims and Interests notwithstanding whether any such Holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. This order constitutes a judicial determination of the discharge of all Claims and Causes of Action against and Interests in the Debtors, subject to the occurrence of the Effective Date.

E.	Preservation of Rights of Action.

86. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including but not limited to any actions set forth in the Plan

Supplement, as set forth in the Plan. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the Debtors’ failure to list any Causes of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise shall in no way limit the rights of the Reorganized Debtors as set forth above. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be filed with the Court on or before thirty (30) days after the Effective Date. Any such objection that is not timely filed shall be disallowed and the Entity asserting such objection shall be forever barred, estopped, and enjoined from asserting it against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Court. The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objecting party for thirty (30) days, such objection shall be resolved by the Court. Unless any Causes of Action of the Debtors are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, all Causes of Action shall be expressly reserved for the Reorganized Debtors for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action. The

Reorganized Debtors shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Court.

F.	Post-Confirmation Notices, Professional Compensation, and Bar Dates.

87. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven days after the Effective Date, the Reorganized Debtors shall cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Confirmation”), in a form substantially consistent with Exhibit B hereto, to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties on the Master Service List, filed on October 22, 2020 [Docket No. 611]. To supplement the notice procedures described in the preceding sentence, no later than fourteen days after the Effective Date, the Reorganized Debtors shall cause the Notice of Confirmation, modified for publication, to be published on one occasion in the New York Times (national edition and international edition). Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph shall be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

88. The Notice of Confirmation shall have the effect of an order of the Court, and shall constitute sufficient notice of the entry of this Confirmation Order to all filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

89. Entities asserting a Professional Claim for services rendered before the Confirmation Date must file an application for final allowance of such Professional Claim no later than 60 days after the Effective Date. The Reorganized Debtors shall pay Professional Claims in Cash in the amount this Court allows, including from the Professional Escrow Account, which the Reorganized Debtors shall establish in trust for the Professionals and shall fund with Cash equal to the Professional Amount on the Effective Date and otherwise in accordance with the Plan.

90. From and after the Confirmation Date, Professional fees may be paid in the ordinary course of business without the need to file a Professional Claim, in accordance with Article 2.2(c) of the Plan.

91. Except as otherwise provided in the Plan, requests for payment of Administrative Claims must be filed no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Court. Notwithstanding the foregoing, Restructuring Expenses shall be paid on the Effective Date and professionals whose fees constitute Restructuring Expenses shall not be required to assert an Administrative Claim.

G.	Notice of Subsequent Pleadings.

92. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the U.S. Trustee; (b) counsel to each Consenting Creditor; and (c) any party known to be directly affected by the relief sought by such pleadings.

H.	Reporting.

93. After the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to file with the Court or serve on any parties reports that the Debtors or Reorganized Debtors, as applicable, were obligated to file under the Bankruptcy Code or a Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date), ordinary course professional reports, and monthly or quarterly reports for Professionals; provided, however, that the Debtors or Reorganized Debtors, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements. From Confirmation through the Effective Date, the Debtors will file such reports as are required under the Bankruptcy Local Rules for the Southern District of Texas.

I.	Retention of Jurisdiction.

94. Notwithstanding the entry of this Confirmation Order, from and after the Effective Date, this Court shall, to the fullest extent legally permissible, retain exclusive jurisdiction over the Chapter 11 Cases and all matters arising under, arising out of, or related to, the Chapter 11 Cases, including all matters listed in Article XIII of the Plan, as well as for the purposes set forth in section 1142 of the Bankruptcy Code. To the extent it is not legally permissible for the Court to have exclusive jurisdiction over any of the foregoing matters, the Court shall have non-exclusive jurisdiction over such matters to the fullest extent legally permissible.

J.	Effectiveness of All Actions.

95. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors and/or the Reorganized Debtors and their respective directors, officers, members, or shareholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

96. After the Confirmation Date, the Debtors shall be permitted to make payments to employees pursuant to employment programs then in effect, and to implement additional employee programs and make payments thereunder, without any further notice to or action, order, or approval of the Court.

K.	Deemed Acceptance of the Plan as Modified.

97. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, subject to modifications, if any. No holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan or Plan Supplement modifications. All modifications to the Plan or Plan Supplement made after the Voting Deadline are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

L.	Approval of Consents and Authorization to Take Acts Necessary to Implement Plan.

98. This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority or any contract to which any of the Debtors are party with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

M.	Plan Implementation Authorization.

99. Subject to the terms of the RSA, the Plan, and the Backstop Commitment Agreement, the Debtors or the Reorganized Debtors, as the case may be, and their respective directors, officers, members, agents, attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan, including the Reorganized Parent Organizational Documents, any other document included in the Plan Supplement, or any document related or ancillary thereto (each according to their terms), as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the applicable state filing or recording offices and filed or recorded in accordance with the applicable law and shall become effective in accordance with their terms and the provisions of applicable law. Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of any other state or jurisdiction, as applicable, no action of the Debtors’ boards of directors or the Reorganized Debtors’ boards of directors shall be required to authorize the Debtors or Reorganized Debtors, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and, following the Effective Date, each of the Plan documents shall evidence a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof. Subject to the terms of the RSA and the Backstop Commitment Agreement, the Debtors are also authorized from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document or take any action necessary or appropriate to implement the Restructuring Transactions, including, among other things, any merger, transfer, liquidation, or consolidation of any of the Debtors or their non-Debtor Affiliates.

N.	Restructuring Transactions.

100. Subject to the terms of the RSA, the Plan, and the Backstop Commitment Agreement, the Debtors or the Reorganized Debtors, as applicable, are authorized to take all actions as may be necessary or appropriate to effect any Restructuring Transactions (as may be modified, amended, and supplemented pursuant to the provisions of the Plan governing such modifications, amendments, and supplements), including: (i) the execution and delivery of appropriate agreements, including the Plan Transaction Documents or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, the RSA and the Backstop Commitment Agreement, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the RSA, and the Backstop Commitment Agreement and having other terms for which the applicable parties agree; (iii) the execution, delivery and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law, including any Reorganized Parent Organizational Documents; (iv) implementing such other transactions that are required to effectuate the Restructuring Transactions; (v) paying any taxes owing in respect of distributions and transfers under the Plan and making tax elections in respect of any of the Debtors or the Reorganized Debtors; and (vi) undertaking all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

101. The Restructuring Transactions pursuant to the Plan and the Plan Transaction Documents are approved and authorized in all respects. The Debtors or the Reorganized Debtors, (and any agent on behalf of parties entitled to receive Rights Offering Securities), as applicable, are authorized and directed, without the need for any future corporate action, to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, agreements, or other documents created or executed in connection with the Plan, the Plan Transaction Documents, and the Restructuring Transactions. In accordance with section 1142 of the Bankruptcy Code and applicable nonbankruptcy law, such actions may be taken without further action by stockholders, members, partners, managers, or directors.

102. The Exit Revolving Credit Facility Documents are hereby authorized and approved. On the Effective Date, the applicable Reorganized Debtors shall enter into the Exit Revolving Credit Facility Documents to the extent they are party thereto, including any documents required in connection with the creation, perfection, or priority of Liens in connection therewith. Notwithstanding anything herein, in the Plan, or in the Plan Supplement to the contrary, the Exit Revolving Credit Facility Lenders shall be obligated to enter into and fund the Exit Revolving

Credit Facility on the terms set forth in the Exit Revolving Credit Facility Commitment Letter. Confirmation shall be deemed approval of the Exit Revolving Credit Facility Documents (and the transactions contemplated thereby, all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to consummate the applicable Exit Revolving Credit Facility Documents without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such further negotiations, amendments, and modifications as may be agreed between the Reorganized Debtors and the applicable Exit Revolving Credit Facility Lenders, subject to any consents required under the RSA.

103. On the Effective Date, the Exit Revolving Credit Facility Documents, including any documents required in connection with the creation or perfection of Liens in connection therewith, shall constitute legal, valid, binding, and authorized indebtedness and obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, the Confirmation Order, or on account of the Confirmation or Consummation of the Plan. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Revolving Credit Facility (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Revolving Credit Facility Documents, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Revolving Credit Facility, and (c) shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.

104. Prior to the Effective Date and without the need for any further corporate action and without further action by the Holders of Claims or Interests, the applicable Debtors have commenced the Rights Offering in accordance with the Rights Offering Procedures and the Backstop Commitment Agreement and consistent with the RSA. On the Effective Date, the applicable Reorganized Debtors shall distribute, issue and deliver the Rights Offering Securities to the recipients of the Debtor Group B Subscription Rights and Debtor Group C Subscription Rights that participate in the Rights Offering pursuant to the Rights Offering Procedures. The Rights Offering shall be fully backstopped by the Rights Offering Backstop Purchasers such that the Rights Offering results in the funding of the applicable Reorganized Debtors with the Rights Offering Amount on the terms and conditions set forth in the Rights Offering Procedures and the Backstop Commitment Agreement.

105. On the Effective Date, the Exit Second Lien Notes Documents, including any documents required in connection with the creation or perfection of Liens in connection therewith, shall constitute legal, valid, binding, and authorized indebtedness and obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, the Confirmation Order, or on account of the Confirmation or Consummation of the Plan. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Second Lien Notes (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Second Lien Notes Documents, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Second Lien Notes, and (c) shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. Confirmation shall be deemed approval of the Exit Second Lien Notes Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Court previously, and the Debtors or Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to consummate the applicable Exit Second Lien Notes Documents without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such further negotiations, amendments and modifications as may be agreed among the Debtors or Reorganized Debtors, the Requisite Consenting Priority Guaranteed Noteholders and Requisite Consenting Legacy Noteholders.

106. Subject to the terms of the Plan, the RSA, the Backstop Commitment Agreement, and other Plan Transaction Documents, the Debtors or Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order, without the need to seek any third- party consents, corporate approvals, or further approvals of this Court, to take any and all actions necessary to implement the Restructuring Transactions.

O.	Binding Effect.

107. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, including the Reorganized Parent Organizational Documents, the Exit Revolving Credit Facility Documents, the Exit Second Lien Notes Documents, and any

documents related or ancillary thereto, including any liens, security interests, and claims or other rights thereunder shall be immediately effective and enforceable and not subject to avoidance, recharacterization or other challenge, legal or otherwise, and deemed binding upon the Debtors and the Reorganized Debtors, as applicable, any and all Holders of Claims and Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions set forth in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

108. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Reorganized Debtors and their successors and assigns.

P.	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

109. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including, without limitation, the Exit Revolving Credit Facility Documents), each of the Debtors will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, conversion, dissolution or otherwise) under applicable law.

110. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.

111. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order.

Q.	Directors and Officers of Reorganized Debtors.

112. As of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and the initial board of directors of the Reorganized Parent (the “Reorganized Parent Board”) and the officers and directors of each of the Reorganized Debtors shall be appointed in accordance with the Plan, the Reorganized Parent Organizational Documents, and other constituent documents of each Reorganized Debtor.

113. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed during or in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the Reorganized Parent Board, as well as those Persons that will serve as an officer of the Reorganized Debtors. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer has also been disclosed to the extent reasonably practicable. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Reorganized Parent Organizational Documents and other constituent documents of the Reorganized Debtors.

R.	Management Incentive Plan.

114. The entry of this Confirmation Order shall constitute approval of the terms of the Management Incentive Plan set forth in the Plan, and the authorization for the Reorganized Parent Board to adopt such terms.

S.	Release of Liens.

115. Except as otherwise specifically provided herein or in the Plan, the Exit Second Lien Notes Documents, the Exit Revolving Credit Facility Documents, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a secured claim, satisfaction in full of the portion of the secured claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or filing being required to be made by the Debtors, or any Holder of a secured claim. In addition, the Holders of secured claims shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent(s) for the Exit Revolving Credit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

T.	Injunctions and Automatic Stay.

116. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

U.	Cancellation of Existing Securities and Agreements.

117. On the Effective Date, except for the purpose of evidencing a right to a distribution or issuance under the Plan and the Rights Offering, or to the extent otherwise specifically provided herein, including with respect to Executory Contracts or Unexpired Leases that shall be assumed by the Debtors, all notes, instruments, Indentures, Certificates, and any other documents evidencing any indebtedness or obligation of or ownership in the Debtors, including, without limitation, Claims or Interests, shall be cancelled and terminated, and the obligations of the Reorganized Debtors thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged. Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors of their interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect.

118. Notwithstanding anything else herein, in the Plan, or in either the Priority Guaranteed Notes Indenture or the Legacy Notes Indentures, prior to the cancellation of the Priority Guaranteed Notes and the Legacy Notes pursuant to Section 7.9(a) of the Plan, on the Effective Date, Debtor Noble Corporation shall acquire the Priority Guaranteed Notes and Legacy Notes, in accordance with Section 7.9(e) of the Plan and without need for the execution of any instruments of assignment or transfer, in exchange for Noble Corporation causing the Reorganized Parent to issue Reorganized Parent Stock, pursuant to an agreement to be entered into by such parties, to such Holders and as set forth in Article 4.8(b)(i) and 4.9(b)(i) of the Plan and in connection with the Rights Offering. Except as otherwise reasonably agreed by the Company and the Ad Hoc Guaranteed Group, immediately after the foregoing, (i) Debtor Noble Corporation shall contribute transfer the Priority Guaranteed Notes and Legacy Notes through the chain of its direct and indirect subsidiaries in exchange for an issue of shares or interests by such subsidiaries to Noble Drilling Services Inc. and Noble Drilling Services 2 LLC; (ii) Noble Drilling Services Inc and Noble Drilling Services 2 LLC shall release Noble Holding International Limited from all of its obligations under the Priority Guaranteed Notes and Legacy Notes in exchange for an issue of shares of Noble Holding International Limited and the Priority Guaranteed Notes and Legacy Notes shall thereby be cancelled in accordance with Section 7.9(a-d) of the Plan; and (iii) Noble Drilling Services Inc. and Noble Drilling Services 2 LLC, pursuant to a binding commitment in effect prior to the Effective Date, shall contribute the shares of Noble Holding International Limited issued in respect of the release of Noble Holding International Limited’s obligations under the Priority Guaranteed Notes and the Legacy Notes to Noble SCS Cayman LP.

119. Notwithstanding the cancellation, release, and discharge contained in the Plan, each of the Indentures shall continue in effect solely as set forth in the Plan and to the extent necessary to effect the other provisions of the Plan and this Confirmation Order.

V.	Certain Securities Law Matters.

120. Except as otherwise provided in the Plan, on or as soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall issue and/or deliver all Securities, notes, instruments, Certificates, and other documents required to be issued pursuant to the Plan.

121. The offering, issuance, and distribution of any Securities, including the Reorganized Parent Stock and Warrants, pursuant to the Plan and the Rights Offering, including those Securities issued pursuant to the Rights Offering Procedures and the Reorganized Parent Stock issued upon the exercise of the Warrants, shall be exempt from the registration requirements of section 5 of the Securities Act or any similar federal, state, or local law and regulation under section 1145 of the Bankruptcy Code or, with respect to the securities described in the last sentence of this paragraph, and only to the extent the exemption under section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under any of the foregoing. Pursuant to section 1145 of the Bankruptcy Code, the Reorganized Parent Stock and the Warrants issued under the Plan (as well as the Securities issued pursuant to the Rights Offering Procedures and the Reorganized Parent Stock issued upon the exercise of the Warrants), and other than as set forth in the last sentence of this paragraph, the Second Lien Notes and shares issued in the Rights Offering may be sold without registration under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an “underwriter” in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities; (2) any other applicable regulatory approval; and (3) the transfer restrictions set forth in the Reorganized Parent Organizational Documents, if any. All unsubscribed Second Lien Notes and shares of Reorganized Parent Stock and all Second Lien Notes and shares issued pursuant to the holdback, issued to the Backstop Commitment Parties for Legacy Joining Parties, as applicable, pursuant to the Backstop Commitment Agreement will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

122. If the ownership of the Second Lien Notes, Reorganized Parent Stock, the Warrants, or the Reorganized Parent Stock issued upon the exercise of the Warrants is reflected through the facilities of the DTC, neither the Debtors, the Reorganized Debtors, nor any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Second Lien Notes, Reorganized Parent Stock, the Warrants, or the Reorganized Parent Stock issued upon the exercise of the Warrants under applicable securities laws.

W.	Cooperation by the DTC.

123. The DTC, and any participants and intermediaries, shall fully cooperate and facilitate distributions, as applicable, pursuant to the Plan.

124. The DTC shall be required to accept and conclusively rely upon the Plan or the Confirmation Order in lieu of a legal opinion regarding whether the Second Lien Notes, Reorganized Parent Stock, the Warrants and/or shares of Reorganized Parent Stock issued upon the exercise of the Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

125. Subject to any requirement in the Exit Revolving Credit Facility Documents, but otherwise notwithstanding anything to the contrary in the Plan or Confirmation Order, no entity (including, for the avoidance of doubt, the DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan or Confirmation Order, including, for the avoidance of doubt, whether the Second Lien Notes, Reorganized Parent Stock, the Warrants and the shares of Reorganized Parent Stock issued upon the exercise of the Warrants are exempt from registration and/or eligible for DTC book entry delivery, settlement, and depositary services.

X.	Section 1146 Exemption.

126. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the grant of collateral as security for the Exit Revolving Credit Facility and the Exit Second Lien Notes, as applicable; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment. Upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and/or recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Y.	Nonseverability of Plan Provisions upon Confirmation.

127. Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order shall be effective and enforceable immediately upon its entry. Each term and provision of the Plan, and the transactions related thereto as it heretofore may have been altered or interpreted by the Court is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified except as provided by the Plan or this Confirmation Order; and (c) nonseverable and mutually dependent.

Z.	Waiver or Estoppel.

128. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan, the Disclosure Statement, the RSA, the Backstop Commitment Agreement, or papers filed with the Court before the Confirmation Date.

AA.	Tax Withholding.

129. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with all withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. All Persons holding Claims shall be required to provide any additional information necessary for the Reorganized Debtors to comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit. The Reorganized Debtors shall have the right to allocate any distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances.

130. Notwithstanding any other provision of the Plan to the contrary, each Holder of an Allowed Claim or Allowed Interest shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit on account of the distribution they receive under the Plan.

BB.	Authorization to Consummate.

131. The Debtors are authorized to consummate the Plan, including the Restructuring Transactions contemplated thereby, at any time after the entry of this Confirmation Order. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, shall be deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to Holders of any Allowed Claims or Interests (as applicable).

CC.	Assumption and Cure of Executory Contracts.

132. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article VIII of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases shall be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than any Executory Contract or Unexpired Lease that is identified on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any.

133. Unless a party to an Executory Contract or Unexpired Lease has objected to the Cure Claim identified in the Plan Supplement and any amendments thereto, as applicable, the Debtors shall pay such Cure Claims in accordance with the terms of the Plan and the assumption of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. Any disputed Cure Claims shall be determined in accordance with the procedures set forth in Article 8.3 of the Plan, and applicable bankruptcy and nonbankruptcy law.

134. To the extent that any dispute with respect to the Cure Claim is resolved or determined, including by entry of an order by the Court, in a manner that is not acceptable to the Debtors or Reorganized Debtors, as applicable, the Debtors or Reorganized Debtors, as applicable, may move to reject the applicable Executory Contract or Unexpired Lease at any time based upon the existence of any unresolved dispute as set forth in Article 8.3 of the Plan.

DD.	Conflicts.

135. To the extent of any conflict between the Disclosure Statement, the Plan, and this Confirmation Order, this Confirmation Order shall control.

EE.	Exclusivity Periods Extended.

136. The Debtors’ exclusivity period to file a chapter 11 plan for each Debtor is extended through and including the earlier of the Effective Date and May 20, 2021. The Debtors’ exclusivity period to solicit acceptances of a chapter 11 plan for each Debtor is extended through and including the earlier of the Effective Date and June 20, 2021.

FF.	Period to Assume or Reject Unexpired Leases Extended.

137. The time period within which the Debtors must assume or reject Unexpired Leases pursuant to section 365(d)(4)(B)(i) of the Bankruptcy Code is extended through and including February 26, 2021.

138. The right of the Debtors to request additional extensions of time to assume or reject the Unexpired Leases with the prior written consent to each lessor, consistent with section 365(d)(4)(B)(ii) of the Bankruptcy Code is hereby reserved.

GG.	Conditions to Effective Date.

139. The Plan shall not become effective unless and until the conditions set forth in Article 12.1 of the Plan have been satisfied or waived pursuant to Article 12.3 of the Plan.

HH.	Effect of Non-Occurrence of Conditions to the Effective Date.

140. If the Effective Date does not occur on or before the date upon which the Debtors withdraw the Plan, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

II.	References to Plan Provisions.

141. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the Plan be confirmed in its entirety.

JJ.	Applicable Nonbankruptcy Law.

142. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

KK.	Waiver of 14-Day Stay.

143. Notwithstanding Bankruptcy Rule 3020(e), this Confirmation Order is effective immediately and not subject to any stay; provided, the Effective Date may not occur before 14 days following entry of this Order; and further provided that no actions may be taken prior to 14 days following entry of this Order that would render any appeal of this Order to be equitably moot.

LL.	Post-Confirmation Modification of the Plan Supplement.

144. Subject to the terms of the Plan, this Confirmation Order, and the RSA, the Debtors are authorized to modify and amend the Plan Supplement documents through and including the Effective Date, including the Exit Revolving Credit Facility Documents, the Terms and Conditions of Warrants (Exhibit 1 to the Plan), and the Exit Second Lien Notes Documents, and to take all actions necessary and appropriate to effect the transactions contemplated therein through, including and following the Effective Date.

MM.	Post-Confirmation Modification of the Plan.

145. Subject to the terms of the Plan, the RSA, and the Backstop Commitment Agreement, respectively, the Debtors are hereby authorized to amend or modify the Plan, including the Plan Supplement, at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Article 14.4 of the Plan, without further order of this Court.

NN.	Texas Tax Authorities

146. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, with respect to any outstanding ad valorem tax claims of Cypress-Fairbanks Independent School District, Fort Bend County, Harris County, Northwest Harris Co MUD #24, Tarrant County Klein Independent School District, Greens Parkway Municipal Utility District, City of Houston, Pasadena Independent School District, Spring Branch Independent School District, Fort Bend Independent School District, Waller County, Waller County FM, Waller-Harris ESD 200, and Hempstead Independent School District (the “Texas Taxing Authority Claims,” and each entity a “Texas Taxing Authority”), (a) to the extent the tax code of Texas (the “Texas Tax Code”) provides for interest and/or penalties with respect to any portion of the Texas Taxing Authority Claims, such interest and/or penalties shall be included in the Texas Taxing Authority Claims in accordance with sections 511, 506(b), and 1129(a)(9)(C) of the Bankruptcy Code, (b) to the extent such entities are entitled to such liens, the liens securing the Texas Taxing Authority Claims shall be retained until the applicable Texas Taxing Authority Claims are paid in full, and (c) the Debtors or the Reorganized Debtors, as applicable, shall pay Allowed Texas Taxing Authority Claims on the later of (i) the date the Texas Taxing Authority Claims become due pursuant to the Texas Tax Code (subject to any applicable extensions, grace periods, or similar rights under the Texas Tax Code) and (ii) the Effective Date. The Texas Taxing Authorities’ lien priority shall not be primed or subordinated by any exit financing approved by the Court in conjunction with the Confirmation of this Plan. In the event of a default in the payment of the Texas Taxing Authority Claims as provided herein, the Texas Taxing Authorities shall provide notice to counsel for the Reorganized Debtors who shall have thirty (30) days from the date of such notice to cure the default. If the default is not cured, the Texas Taxing Authorities shall be entitled to pursue collection of such amounts pursuant to state law outside this Court. Failure to pay the 2020 ad valorem taxes prior to the state law delinquency date shall constitute an event of default only as to the relevant Texas Taxing Authority. Notwithstanding any provision in the Plan or this Order to the contrary, the Texas Taxing Authorities may amend their respective Proofs of Claims once the current year’s ad valorem taxes are actually assessed without further agreement with the Reorganized Debtor or leave of Court for approval to amend their Claims, provided that such amendment is solely for purposes of reflecting such assessment. All rights and defenses of the Debtors and the Reorganized Debtors under Texas state law and the Bankruptcy Code are reserved and preserved with respect to such Texas Taxing Authority Claims.

OO.	Liquidation of Certain Claims

147. The Reorganized Debtors and Eaglin shall mutually agree to, or seek relief from the Bankruptcy Court with respect to, mediation of Claim No. 10345 asserted by Michael Eaglin (“Eaglin,” and such claim, the “Eaglin Claim”). Upon the conclusion of such mediation, to the extent that a full settlement has not been reached during a good faith mediation, Eaglin may continue his state court proceedings against Debtors to liquidate the Eaglin Claim and seek collection via third-party indemnity or against any non-debtor parties and/or applicable insurance policies, if any (the “Third-Party Sources”) and nothing in the Plan, Confirmation Order, or Injunction shall prejudice or limit Eaglin’s rights to do so.

148. Upon the Effective Date of the Plan, Jeremy Davis (“Davis”), and Timothy Scaife (“Scaife”) may continue their respective state court proceedings against Debtors to liquidate Claim No. 10330 (with respect to Davis) and Claim Nos. 10359, 10377, and 10401 (with respect to Scaife) and seek collection of such claims via the Third-Party Sources, and, except as expressly modified herein, nothing in the Plan, Confirmation Order, or Injunction shall prejudice or limit their rights to do so.

149. The discharge injunction shall remain in place for all other purposes, including, without limitation, to prevent the enforcement of any judgment against the Debtors other than via the Third-Party Sources. Any recovery with respect to the Debtors other than the Third-Party Sources shall be solely pursuant to the terms of the Plan.

150. No distributions under the Plan shall be made to Eaglin, Davis, or Scaife, respectively, until the applicable party exhausts all remedies with respect to applicable insurance policies and indemnity, if any.

151. Notwithstanding anything to the contrary, the Bankruptcy Court shall have exclusive jurisdiction to determine the classification of the Claims asserted by Eaglin, Davis, and Scaife, including, without limitation, the extent of any security in respect of such Claims.

PP.	Stutes Claim.

152. Upon the entry of this Confirmation Order, Joseph Stutes may continue his non-bankruptcy proceedings against Debtors to liquidate Claim Nos. 10044, 10045, and 10047 and seek collection of such claims via the Third-Party Sources, and, except as expressly modified herein, nothing in the Plan, Confirmation Order, or Injunction shall prejudice or limit his rights to do so or impair the ability of such Claims to paid in full in cash based upon any Third-Party Sources.

QQ.	Final Order.

153. This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

Dated: November 20, 2020
Houston, Texas

/s/ David R. Jones
DAVID R. JONES UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

Modified Second Amended Joint Plan of Reorganization

EXHIBIT B

Notice of Confirmation

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: NOBLE CORPORATION PLC, (n/k/a Noble Holding Corporation plc), et al., Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 20-33826 (DRJ) (Jointly Administered)

NOTICE OF EFFECTIVE DATE

PLEASE TAKE NOTICE that on [November 20], 2020, the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Court”), entered the Order Approving the Modified Second Amended Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc) and Its Debtor Affiliates [Docket No. 691] (the “Confirmation Order”), confirming the plan of reorganization (the “Plan”) of the above-captioned debtors (collectively, the “Debtors”).

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan, the Debtors are required to file this Notice of Effective Date within a reasonable period after the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [    ]. All conditions in Article 12.2 of the Plan have been satisfied or waived pursuant to Article 12.3 of the Plan.

[1]

Due to the large number of Debtors in these jointly administered chapter 11 cases, a complete list of the Debtors and the last four digits of their tax identification, registration, or like numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/noble. The location of Debtor Noble Holding Corporation plc’s principal place of business in the United States and the Debtors’ service address in these chapter 11 cases is 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478.

PLEASE TAKE FURTHER NOTICE that, except as otherwise set forth in the Plan, the Confirmation Order, or any other order of the Court, all requests for payment of an Administrative Claim2 must be filed with the Claims and Solicitation Agent on or before the date that is thirty (30) days after the Effective Date, except with respect to Professional Claims, which shall be subject to the provisions of Article 2.2 of the Plan. Holders of Administrative Claims that are required to, but do not, file and request payment of such Administrative Claim(s) by the applicable Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed disallowed in full as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that all requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date, [November 20], 2020, must be filed with the Court on or before the date that is sixty (60) days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that pursuant to Article VIII of the Plan, except as otherwise provided in the Plan, the Confirmation Order, or any other Order of the Court, each Executory Contract and Unexpired Lease is deemed automatically assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (a) is listed on the schedule of “Rejected Executory Contracts and Unexpired Leases” contained in Exhibit 8.1 of the Plan (as amended); (b) has been previously assumed or rejected by the Debtors by Final Order of the Court as of the Effective Date or has been rejected by the Debtors by order of the Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (c) is the subject of a motion to assume or reject pending as of the Effective Date; (d) has expired or terminated pursuant to its own terms prior to the Effective Date; or (e) is otherwise rejected pursuant to the terms of the Plan.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by order of the Court, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than thirty (30) days after the later of the Effective Date or the effective date of rejection.

PLEASE TAKE FURTHER NOTICE that, pursuant to Article VIII, with respect to each Executory Contract or Unexpired Lease listed on the schedule of “Rejected Executory Contracts and Unexpired Leases” in Exhibit 8.1 of the Plan (as amended), the Confirmation Order constitutes an order of the Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the date set forth on Exhibit 8.1.

PLEASE TAKE FURTHER NOTICE that, counterparties to Executory Contracts or Unexpired Leases that are deemed rejected have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 502(g) of the Bankruptcy Code, subject to compliance with the requirements set forth in the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all current and former Holders of Claims, all current and former Holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns.

3

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order and the Plan and all documents filed in the Debtors’ chapter 11 cases are publicly available and may be obtained by (a) visiting the Debtors’ restructuring website at: https://dm.epiq11.com/noble, (b) calling the Debtors’ restructuring hotline at (855) 917-3560 (toll free U.S.) or +1 (503) 597-7713 (non-U.S. parties); or (c) emailing NobleInfo@Epiqglobal.com.

Dated: [DATE]	Respectfully submitted,
Houston, Texas
By: /s/ Draft
PORTER HEDGES LLP
John F. Higgins (TX 09597500)
Eric M. English (TX 24062714)
M. Shane Johnson (TX 24083263)
Megan Young-John (TX 24088700)
Emily D. Nasir (TX 24118477)
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Facsimile: (713) 226-6248
jhiggins@porterhedges.com
eenglish@porterhedges.com sjohnson@porterhedges.com
myoung-john@porterhedges.com
enasir@porterhedges.com

Co-Counsel to the Debtors
and the Debtors-in-Possession

– and –

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

George N. Panagakis (admitted pro hac vice)
Anthony R. Joseph (admitted pro hac vice)
155 N. Wacker Dr.
Chicago, Illinois 60606-1720
Telephone: (312) 407-0700
Fax: (312) 407-0411

– and –

Mark A. McDermott (admitted pro hac vice)
Jason A. Kestecher (admitted pro hac vice)
Nicholas S. Hagen (admitted pro hac vice)
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Fax: (212) 735-2000

Counsel for the Debtors and Debtors-in-Possession

4